Exhibit 5.1
8 November 2018
Matter no.:354656
Doc Ref: 14677330
+1441-278-7904
edward.rance@conyersdill.com
Myovant Sciences Ltd.
Clarendon House
2 Church Street
Hamilton HM 11
Bermuda
Dear Sirs,
Re: Myovant Sciences Ltd. (the “Company”)
We have acted as special Bermuda legal counsel to the Company in connection with a registration statement on form S-8 filed with the U.S. Securities and Exchange Commission (the “Commission”) on 8 November 2018 (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the U.S. Securities Act of 1933, as amended, (the “Securities Act”) of an aggregate of 2,439,914 common shares, par value US$0.000017727 each (the “Shares”) issuable pursuant to the Myovant Sciences Ltd. 2016 Equity Incentive Plan, as amended (the “2016 Plan”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto).
For the purposes of giving this opinion, we have examined a copy of the Registration Statement and the 2016 Plan. We have also reviewed the memorandum of association and the bye-laws of the Company, each certified by the Secretary of the Company, minutes of a meeting of its board of directors held on 26 September, 2016, and unanimous written resolutions of its board of directors dated 18 October 2016, as certified by the Secretary of the Company; and written resolutions of its members dated 30 September, 2016, and 18 October, 2016 as certified by the Secretary of the Company (collectively, the “Resolutions”), and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.
We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us, (d) that the Resolutions were passed at one or more duly convened, constituted and quorate meetings, or by unanimous written resolutions, remain in full force and effect and have not been rescinded or amended, (e) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein, (f) that upon issue of any Shares to be sold by the Company the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof, and (g) that following the issue of any Shares the total issued share capital of the Company will be equal to or less than the authorised share capital of the Company.
We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is issued solely for the purposes of the filing of the Registration Statement and the issuance of the Shares by the Company pursuant to the 2016 Plan and is not to be relied upon in respect of any other matter.

On the basis of and subject to the foregoing, we are of the opinion that:

1.
The Company is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda government authority or to pay any Bermuda government fees or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

2.
When issued and paid for in accordance with the terms of the 2016 Plan, the Shares will be validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.
Yours faithfully,
/s/ Conyers Dill & Pearman Limited
Conyers Dill & Pearman Limited